PCMC

PUBLIC COMPANY MANAGEMENT CORPORATION

Public Company Management Corporation

OTCBB: PCMC

What Do We Do?

We help small business conquer capital markets.

- **Educational products** to improve business processes or explore entering the capital markets.
- **Startup consulting** to early-stage companies planning for growth.
- **Management consulting** to companies seeking to enter the capital markets via self-underwriting or direct public offering or to move from one capital market to another.
- **Compliance services** to fully reporting, publicly traded companies.

PCMC
PUBLIC COMPANY MANAGEMENT CORPORATION

Perils of Reverse Merger

SEC does a good job policing bad operators, but has not caught them all.

- Mystery Float
- Lurking Liabilities
- Crushing Cost
- No Capital Raise
- Mystery Shareholders

PCMC
PUBLIC COMPANY MANAGEMENT CORPORATION

PCMC Methods

PCMC methods largely avoid these pitfalls, while providing exceptional profit opportunity for **PCMC**.

PCMC
PUBLIC COMPANY MANAGEMENT CORPORATION

PCMC Methods

Step One: Become a Nevada Corporation

- Client controls 100% of float.
- Only client's own liabilities.
- Direct path to public trading.

PCMC Methods

Step Two: PCAOB Audit

- Required for next steps.
- Typically most difficult step.
- We manage the process and act as liaison to the professionals involved (audit coordinator, auditors, lawyers).

PCMC Methods

Step Three: Nevada Registered Offering

- Offering by Compliance, not Qualification.
- Sell free-trading stock.
- Hire Agent of the Issuer for 10%
- Max Capital Raise $1M

PCMC Methods

Step Four: Recruit Market Maker

- Client offers appx. 75 holders of free-trading stock, looking for a market.
- Market Maker Opportunity

PCMC
PUBLIC COMPANY MANAGEMENT CORPORATION

PCMC Methods

Step Five: (Client)

- Road Shows, Investor Awareness, lifts stock price.
- Secondary offerings generate capital to execute larger business vision.
- Each secondary offering creates less dilution.

PCMC Methods

Step Five: (PCMC)

- Aftermarket support.
- SEC Compliance
- Continued Skills Transfer

PCMC More Info

OTCBB.COM offers wealth of detail.

- Just released quarterly.
- Letter to Stockholders
- Pipeline is key

PCMC
PUBLIC COMPANY MANAGEMENT CORPORATION

PCMC Pipeline

Step Three: Nevada Registered Offering

- Online and home-based career and technical education (CTE) services business with $1.6M annual revenue filed, awaiting clearance.

PCMC
PUBLIC COMPANY MANAGEMENT CORPORATION

OTCBB: PCMC Pipeline

Step Two: PCAOB Audit

- Las Vegas-based operator of automotive maintenance and repair stores just completed, about to file for Step 3.
- California-based manufacturer and national supplier of beverages and confectionary and candy products nearly complete.

OTCBB: PCMC Pipeline

Step Two: PCAOB Audit

- National developer of direct sales, network marketing/MLM businesses ($4.1M estimated annual revenue) nearly complete, then filing form 10 for direct listing on OTCBB.
- Georgia manufacturer and national distributor of sanitation cleaners and licensed technology of high performance products in process.

PCMC
PUBLIC COMPANY MANAGEMENT CORPORATION

OTCBB: PCMC Pipeline

Step One: Form Nevada Corp.

- South Florida accounting firm providing high quality accounting, tax management and financial planning services completed and preparing to submit audit package to auditor for Step 2.